UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2005

Fulton Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania		17604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-390-2290

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2005, Fulton Financial Corporation ("Registrant") and Fiserv Solutions, Inc. ("Fiserv"), Brookfield, Wisconsin executed an agreement pursuant to which Fiserv will provide to Registrant deposit and loan account processing services, mortgage loan processing services, electronic banking services, software and product and system development services. The term of the agreement will generally continue through December 31, 2010, and Registrant has agreed that Fiserv will be the exclusive provider of the services which are the subject of the agreement to Registrant's subsidiary banks as of the date of the agreement. Under the agreement, Registrant is obligated to pay to Fiserv minimum monthly fees of $277,182. The minimum monthly fee is subject to periodic increase, but not decrease, based on account processing volumes during the term of the agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation

June 24, 2005	By:	/s/ Charles J. Nugent

Name: Charles J. Nugent
Title: Senior Executive Vice President and Chief Financial Officer